As filed with the Securities and Exchange Commission on November 8, 2000

                                                      Registration Nos. 33-99974
                                                                   and 333-86145


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ARCH CAPITAL GROUP LTD.
             (Exact name of registrant as specified in its charter)

               Bermuda                                   Not Applicable
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

                                20 Horseneck Lane
                          Greenwich, Connecticut 06830
                                 (203) 862-4300
                    (Address of Principal Executive Offices)

     ARCH CAPITAL GROUP LTD. 1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN,
      ARCH CAPITAL GROUP LTD. 1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                                       AND
            ARCH CAPITAL GROUP LTD. 1995 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                        National Registered Agents, Inc.
                            440 9th Avenue, 5th Floor
                            New York, New York 10001
                     (Name and address of agent for service)

                                 (800) 767-1553
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000


================================================================================

                              EXPLANATORY STATEMENT

     This constitutes a post-effective amendment to the registration statements (the "Registration Statements") on form S-8 (File Nos. 33-99974 and 333-86145) filed by Arch Capital Group (U.S.) Inc. (formerly known as Risk Capital Holdings, Inc. and also formerly known as Arch Capital Group Ltd.) (IRS Employer Identification Number 06-1424716) ("Arch Delaware") prior to the merger described below.

     On November 7, 2000, a newly formed Delaware corporation merged with and into Arch Delaware, with Arch Delaware surviving the merger. Upon the merger, each outstanding share of Arch Delaware common stock (other than treasury shares) was converted into one common share of Arch Capital Group Ltd., a newly formed Bermuda company ("Arch Bermuda"), and each option to purchase shares of Arch Delaware common stock was converted into an option to purchase the same number of Arch Bermuda common shares. As a result of the merger, Arch Delaware became a wholly owned subsidiary of Arch Bermuda, and the stockholders and optionholders of Arch Delaware became stockholders and optionholders of Arch Bermuda.

     Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, Arch Bermuda, by virtue of this amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act of 1933.

REOFFER PROSPECTUS

                             ARCH CAPITAL GROUP LTD.

                   Common shares, par value US $0.01 per share

                   900,000 shares issued or issuable under the Arch Capital Group Ltd. 1999 Long Term Incentive and Share Award Plan

                  1,700,000 shares issued or issuable under the Arch Capital Group Ltd. 1995 Long Term Incentive and Share Award Plan

                   120,000 shares issued or issuable under the
            Arch Capital Group Ltd. 1995 Employee Stock Purchase Plan

     This prospectus relates to the offer and sale of our common shares, par value US $0.01 per share, which may be offered hereby from time to time by any or all of the selling shareholders named herein for their own benefit.

     All or a portion of the common shares offered hereby may be offered for sale, from time to time, through the Nasdaq National Market or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the selling shareholders. We will not receive any of the proceeds from sales by selling shareholders.

     The selling shareholders and brokers through whom sales of the common shares are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any profits realized by the selling shareholders or such brokers on the sale of the common shares may be deemed to be underwriting commissions under the Securities Act.

     Our common shares are traded on the Nasdaq National Market under the symbol "ACGL". The last reported sale price of the common shares on the Nasdaq National Market on November 6, 2000 was $15.38 per share.

                         -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

                 The date of this Prospectus is November 7, 2000

                                TABLE OF CONTENTS


                                                                            Page

AVAILABLE INFORMATION.........................................................i

THE COMPANY...................................................................1

USE OF PROCEEDS...............................................................1

SELLING SHAREHOLDERS..........................................................1

PLAN OF DISTRIBUTION..........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................3

LEGAL MATTERS.................................................................3

EXPERTS.......................................................................4

SEC POSITION ON INDEMNIFICATION...............................................4



                              AVAILABLE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the SEC registration statements on Form S-8 to register the common shares offered by this prospectus. This prospectus, which forms a part of the registration statements, does not contain all of the information included in the registration statements. For further information about us and the securities offered in this prospectus, you should refer to the registration statements and their exhibits.

     You may read and copy any document we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of these documents at the SEC's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date of this prospectus.

                                   THE COMPANY

     Arch Capital Group Ltd. was formed in Bermuda on September 22, 2000. Our executive offices are located at 20 Horseneck Lane, Greenwich, Connecticut 06830, (203) 862-4300.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common shares offered by this prospectus. All proceeds will be received by the selling shareholders.

                              SELLING SHAREHOLDERS

     Under our (1) 1999 Long Term Incentive and Share Award Plan (the "1999 Incentive Plan"), there are available a total of 900,000 common shares for issuance to our and our subsidiaries' officers and directors, (2) 1995 Long Term Incentive and Share Award Plan (the "1995 Incentive Plan"), there are available a total of 1,700,000 common shares for issuance to our and our subsidiaries' officers and directors, and (3) 1995 Employee Stock Purchase Plan (together with the 1999 and 1995 Incentive Plans, the "Plans"), there are available a total of 120,000 common shares for issuance to our and our subsidiaries' employees. The common shares to which this prospectus relates are being registered for reoffers and resales by selling shareholders who may acquire, or have acquired, such shares pursuant to the Plans. The selling shareholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the Plans. As a result, no estimate can be given as to the amount of securities that will be held by the selling shareholders after completion of sale of the common shares offered hereby.

     Participants under the Plans who are deemed to be our affiliates who acquire common shares under the Plans may be added to the selling shareholders listed below from time to time, either by means of a post-effective amendment to the registration statements of which this prospectus forms a part or by use of a prospectus supplement filed under Rule 424 under the Securities Act. Non-affiliates who have not been named as selling shareholders in the prospectus and who hold less than the lesser of 1,000 shares or one percent (1%) of the common shares issuable under the respective Plan may use this prospectus for reoffers and resales of common shares up to that amount without being named in this prospectus as a selling shareholder.

     The following table sets forth certain information concerning the selling shareholders as of September 1, 2000. Except as disclosed below, none of such selling shareholders has, or within the past three years has had, any position, office or other material relationship with us:

                                                                                            Maximum Number of Shares
                                                                        Shares Owned         Owned and/or Subject to
                                             Position with                Prior to             Outstanding Options
               Name                             Company                   Offering            Which May Be Offered
                                                                                                   Hereby (1)
-------------------------------    -----------------------------       ---------------      -------------------------

Robert Clements (2)                 Chairman and Director                   450,250            133,347

Peter A. Appel (3)                  President, Chief Executive              348,971            348,971
                                    Officer and Director

Michael P. Esposito, Jr. (4)        Director                                 11,279              7,279

Lewis L. Glucksman (4)              Director                                  5,304              5,304

Ian R. Heap (4)                     Director                                  8,775              5,275

Thomas V. A. Kelsey (4)             Director                                 10,029              7,029


                                                                                            Maximum Number of Shares
                                                                        Shares Owned         Owned and/or Subject to
                                             Position with                Prior to             Outstanding Options
               Name                             Company                   Offering            Which May Be Offered
                                                                                                   Hereby (1)
-------------------------------    -----------------------------       ---------------      -------------------------

Mark D. Mosca (5)                   Director                                455,471            420,571

Robert F. Works (4)                  Director                                 5,779              5,779

Philip L. Wroughton (4)             Director                                  4,300              3,300

Debra M. O'Connor (6)               Senior Vice President,                   57,262             57,262
                                    Controller and Treasurer

Louis T. Petrillo (7)                Senior Vice President,                  41,216             41,216
                                     General Counsel and Secretary

-------------------

(1) Represents the number of common shares issued or issuable under the Plans to each selling shareholder. Does not constitute a commitment to sell any or all of the stated number of common shares. The number of shares offered shall be determined from time to time by each selling shareholder at his or her discretion.

(2) Amounts include (1) 48,522 common shares owned directly by Mr. Clements (24,218 of which shares are subject to vesting), (2) Class A Warrants to purchase 200,000 common shares, (3) 33,385 common shares issuable upon exercise of immediately exercisable options, (4) 73,740 common shares issuable on exercise of stock options that may become exercisable within 60 days of the date hereof and (5) 55,000 common shares and Class A Warrants to purchase 39,603 common shares beneficially owned by Taracay Investors, a general partnership, the general partners of which consist of Mr. Clements and members of his family. Mr. Clements is the managing partner of Taracay. Does not include 150,000 common shares issuable upon the exercise of Class B Warrants, which Class B Warrants may become exercisable within 60 days of the date hereof.

(3) Amounts include (1) 83,171 common shares owned directly by Mr. Appel (50,000 of such shares are subject to vesting) and (2) 265,800 shares issuable upon exercise of immediately exercisable options.

(4) Amounts include 3,300 common shares (in the case of Messrs. Kelsey and Works, 3,050 and 1,800 shares, respectively) issuable upon exercise of immediately exercisable options.

(5)  Amounts include (1) 143,071 common shares owned directly by Mr. Mosca and
     (2) 312,400 common shares issuable upon exercise of immediately exercisable options.

(6)  Amounts include (1) 13,262 common shares owned directly by Ms. O'Connor,
     (2) 34,000 common shares issuable upon exercise of immediately exercisable options and (3) 10,000 common shares issuable on exercise of stock options that may become exercisable within 60 days.

(7) Amounts include (1) 3,416 common shares owned directly by Mr. Petrillo, (2) 27,800 common shares issuable upon exercise of immediately exercisable options and (3) 10,000 common shares issuable upon exercise of stock options that may become exercisable within 60 days hereof.

                              PLAN OF DISTRIBUTION

     The selling shareholders may sell common shares through dealers, through agents or directly to one or more purchasers. The distribution of the common shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     o on any national stock exchanges on which the common shares may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,

     o    in the over-the-counter market, or

     o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling common shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of common shares for whom they may act as agent. The selling shareholders and any broker-dealers or agents that participate in the distribution of common shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

     o Our annual report on Form 10-K for the year ended December 31, 1999, as amended by a Form 10-K/A.

     o Our quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

     o Our proxy statement on Schedule 14A for our annual meeting of stockholders held on November 6, 2000 (other than the sections entitled "Execution Compensation -- Report of the Compensation Committee of the Board of Directors" and "Performance Graph").

     o The description of the common shares contained in our registration statement on Form 8-A filed on November 7, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     We are also incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all common shares offered have been sold, or that deregisters all common shares then remaining unsold.

     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

                                 Arch Capital Group Ltd.
                                 20 Horseneck Lane
                                 Greenwich, CT  06830
                                 Attention:  Secretary
                                 Telephone Number:  (203) 862-4300

                                  LEGAL MATTERS

     The validity of the common shares offered hereby will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated herein by reference from our annual report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         SEC POSITION ON INDEMNIFICATION

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. Our bye-laws provide for our indemnity of our officers, directors and employees to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We believe that the limitation of liability provisions in our by-laws will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Pursuant to the Note to Part I of Form S-8, the information required by
Part I is not required to be filed with the SEC.

     Arch Capital Group Ltd. will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to Risk Capital, 20 Horseneck Lane, Greenwich, CT 06830, Attention: Secretary; telephone number: (203) 862-4300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     See section of prospectus entitled "Incorporation of Certain Documents by Reference."

ITEM 4.  DESCRIPTION OF SECURITIES

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

     Our bye-laws provide for our indemnity of our officers, directors and employees to the fullest extent permitted by law.

     Our bye-laws also provide that expenses (including attorneys' fees) incurred by one of our officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us pursuant to Bermuda law.

     Our bye-laws also provide that our officers and directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     150,000 common shares previously issued under our 1995 Long Term Incentive and Share Award Plan to participants listed as selling shareholders in the prospectus contained in this registration statement were awarded either in transactions not involving a sale or in reliance upon the exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof.

ITEM 8.  EXHIBITS

     See Exhibit Index immediately preceding the Exhibits.

ITEM 9.  UNDERTAKINGS

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or person controlling us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the secur-ities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on November 7, 2000.

                                  ARCH CAPITAL GROUP LTD.


                                  By:  /s/ Peter A. Appel
                                       -----------------------------------------
                                       Peter A. Appel
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                      Title                                             Date
---------                                      -----                                             ----

/s/ Peter A. Appel                             President and Chief Executive                 November 7, 2000
------------------------------------------     Officer (Principal Executive
Peter A. Appel                                 Officer) and Director


                      *                        Chairman and Director                         November 7, 2000
------------------------------------------
Robert Clements

                      *                        Senior Vice President, Controller             November 7, 2000
------------------------------------------     and Treasurer (Principal Financial
Debra O'Connor                                 and Accounting Officer)


                      *                        Director                                      November 7, 2000
------------------------------------------
Michael P. Esposito, Jr.

                      *                        Director                                      November 7, 2000
Lewis L. Glucksman
------------------------------------------

                      *                        Director                                      November 7, 2000
------------------------------------------
Ian R. Heap



                                      II-4



                                               Director                                      November 7, 2000
------------------------------------------
Thomas V.A. Kelsey

                      *                        Director                                      November 7, 2000
------------------------------------------
Mark D. Mosca

                      *                        Director                                      November 7, 2000
------------------------------------------
Robert F. Works

                                               Director                                      November 7, 2000
------------------------------------------
Philip L. Wroughton


* By:  /s/ Peter A. Appel
       ------------------
       Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number          Description

3.1  Memorandum of Association of Arch Capital Group Ltd. (a)

3.2  Bye-laws of Arch Capital Group Ltd. (a)

4.1 Class A Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on September 19, 1995 (b) and September 28, 1995 (c)

4.2 Class A Common Stock Purchase Warrants issued to The Trident Partnership, L.P. on September 19, 1995 (b) and September 28, 1995 (c)

4.3 Class A Common Stock Purchase Warrants issued to Taracay Investors on September 19, 1995(b) and September 28, 1995 (c)

4.4 Class B Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on September 19, 1995(b) and September 28, 1995(c)

5.1  Opinion of Conyers Dill & Pearman regarding the legality of the securities

10.1 Arch Capital Group Ltd. 1999 Long Term Incentive and Share Award Plan (d)

10.2.1 Arch Capital Group Ltd. 1995 Long Term Incentive and Share Award Plan (the "1995 Stock Plan") (b)

10.2.2 First Amendment to the 1995 Stock Plan (c)

10.3 Arch Capital Group Ltd. 1995 Employee Stock Purchase Plan (e)

23.1 Consent of Conyers Dill & Pearman (included in Exhibit 5)

23.2 Consent of PricewaterhouseCoopers LLP

24   Powers of Attorney

(a) Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.

(b) Incorporated by reference to the annual report on Form 10-K of Arch Capital Group (U.S.) Inc. (formerly known as Risk Capital Holdings, Inc.) for the year ended December 31, 1995, as filed with the SEC on March 30, 1996.

(c) Incorporated by reference to the annual report on Form 10-K of Arch Capital Group (U.S.) Inc. (formerly known as Risk Capital Holdings, Inc.) for the year ended December 31, 1996, as filed with the SEC on March 31, 1997.

(d) Incorporated by reference to the proxy statement of Arch Capital Group (U.S.) Inc. (formerly known as Risk Capital Holdings, Inc.) relating to its annual meeting of stockholders held on May 11, 1999, as filed with the SEC on April 4, 1999.

(e) Incorporated by reference to the registration statement on Form S-8 of Arch Capital Group (U.S.) Inc. (formerly known as of Risk Capital Holdings, Inc.) (No. 33-99974), as filed with the SEC on December 4, 1995.